EXHIBIT 24
POWER OF ATTORNEY

(Annual Report on Form 10-K for the year ended December 31, 2019)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laura M. Turnquest, Executive Vice President, and Roger D. Lundstrom, Executive Vice President and Chief Financial Officer, or either of them, his or her attorneys-in-fact, for such person in any and all capacities, to execute, deliver and file with the Securities and Exchange Commission in his and her name and on his and her behalf, and in each of the undersigned director’s capacity as shown below, an Annual Report on Form 10-K for the year ended December 31, 2019, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all that either of said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

Dated: January 23, 2020

By:

/s/ John K. Reinke	/s/ James T. Ashworth
John K. Reinke, Chairperson	James T. Ashworth, Vice Chairperson

/s/ Edward P. Brady	/s/ Mary J. Cahillane
Edward P. Brady, Director	Mary J. Cahillane, Director

/s/ Mark J. Eppli	/s/ Joseph Fazio III
Mark J. Eppli, Director	Joseph Fazio III, Director

/s/ Michelle L. Gross	/s/ James H. Hegenbarth
Michelle L. Gross, Director	James H. Hegenbarth, Director

/s/ Phyllis Lockett	/s/ David J. Loundy
Phyllis Lockett, Director	David J. Loundy, Director

/s/ David R. Pirsein	/s/ Leo J. Ries
David R. Pirsein, Director	Leo J. Ries, Director

/s/ Lois A. Scott	/s/ Michael G. Steelman
Lois A. Scott, Director	Michael G. Steelman, Director

/s/ Ty R. Taylor	/s/ Daniel G. Watts
Ty R. Taylor, Director	Daniel G. Watts, Director

/s/ Gregory A. White	/s/ Charles D. Young
Gregory A. White, Director	Charles D. Young, Director